EXHIBIT 11
RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                           NINE MONTHS ENDED
                                           __________________
                                           JULY 2,    JULY 3,
                                            1995       1994
                                          __________ _________

NET INCOME PER SHARE COMPUTED AS
FOLLOWS:

PRIMARY:
  1.  Net Income                         $29,875,000 $22,960,000
                                         =========== ===========

  2.  Weighted Average Common Shares
        Outstanding                       23,093,495  23,143,430
  3.  Incremental Shares Relating to $.56
        Convertible Preference Shares             -      260,869
  4.  Incremental Shares Under Stock
        Options Computed Under the
        Treasury Stock Method Using
        the Average Market Price
        of Issuer's Stock During the
        Periods                              176,761     253,882
                                          ___________ ___________
  5.  Weighted Average Common Shares and
        Common Equivalent Shares
        Outstanding                        23,270,256 23,658,181
                                          =========== ===========

  6.  Net Income Per Share
        (Item 1 Divided by Item 5)        $      1.28 $      0.97
                                          =========== ===========

FULLY DILUTED:

  1.  Net Income                         $29,875,000  $22,960,000

  2.  Weighted Average Common Shares
        Outstanding                       23,093,495   23,143,430

  3.  Incremental Shares Relating to $.56
        Convertible Preference Shares             -       260,869
        Options Computed Under the
        Treasury Stock Method Using
        the Higher of the Average or
       Ending Market Price of Issuer's
       Stock at the End of the Periods
                                              194,374     254,468
                                          ___________ ___________
  5.  Weighted Average Common Shares and
        Common Equivalent Shares
        Outstanding                        23,287,869  23,658,767
                                          =========== ===========

  6.  Net Income Per Share
        (Item 1 Divided by Item 5)        $      1.28 $      0.97
                                          =========== ===========